EXHIBIT 5
                          FRIDAY, ELDREDGE & CLARK
                       2000 First Commercial Building
                          400 West Capitol Avenue
                     Little Rock, Arkansas  72201-3493


                               March 12, 1997


          First Commercial Corporation
          400 West Capitol Avenue
          Little Rock, Arkansas  72201

          Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on or about this date by First Commercial Corporation (the "Company") for registration under the Securities Act of 1933, as amended (the "Act"), of 3,412,457 shares of the Company's common stock, $3.00 par value per share (the "Shares"), to be issued in connection with the merger of Southwest Bancshares, Inc. with and into the Company.

          It is our opinion that all action necessary to register the Shares under the Act will have been taken when:

          a. The Registration Statement shall have become effective in accordance with the applicable provisions of the Act; and

          b. Appropriate action shall have been taken by the Board of Directors of the Company for the purpose of authorizing the registration of the Shares.

          It is our further opinion that the Shares will be, upon issuance pursuant to the terms of the agreement governing the aforementioned merger, validly authorized, validly issued, fully paid and non-assessable. This opinion does not pass upon the matter of compliance with "Blue Sky" laws or similar laws relating to the sale or distribution of the Shares.

          We are members of the Arkansas Bar and do not hold ourselves out as experts on the laws of any other State.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to our firm as are made therein.

                                   Very truly yours,

                                   /s/ FRIDAY, ELDREDGE & CLARK

                                   FRIDAY, ELDREDGE & CLARK
     JCR/bb